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                                                                    Exhibit 4(b)


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                                    CONECTIV








                              OFFICER'S CERTIFICATE




                      (Under Section 2.01 of the Indenture,
                        dated as of _________ ___, 1999)



                  Establishing Series of Securities Designated


                           Medium-Term Notes, Series A





                              ___________ ___, 1999




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                                    CONECTIV

                              OFFICER'S CERTIFICATE
                      (Under Section 2.01 of the Indenture,
                         dated as of ________ ___, 1999)


            I, __________________, Treasurer of Conectiv (the "Company"), in accordance with Section 2.01 of the Indenture, dated as of ______ ___, 1999 (the "Indenture", capitalized terms used herein and not defined herein having the meanings specified in the Indenture), of the Company to First Union Trust Company, National Association, as trustee (the "Trustee"), pursuant to Board Resolution (a true and complete copy of which the undersigned hereby certifies is attached hereto as Exhibit B and which the undersigned hereby certifies is in full force and effect) do hereby establish a series of Securities having the terms and characteristics set forth in this Officer's Certificate.

                                     PART I

            Set forth below in this Part I are the terms and characteristics of the series of Securities established hereby referred to in clauses (1) through
(20) in the second paragraph of Section 2.01 of the Indenture (the numbered clauses set forth herein corresponding to such clauses in said Section 2.01).

            (1) the title of the Securities of such series, being Series No. 1 under the Indenture, shall be "Medium-Term Notes, Series A" (the Securities of such series, for purposes of this Officer's Certificate, being sometimes hereinafter called the "Notes");

            (2) the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall not be limited;

            (3) the date or dates on which the principal of the Notes shall be payable as shall be determined at the time of sale of the Notes, by the proper officers of the Company and communicated to the Trustee by Company Order, or by the proper officers of the Company pursuant to the Administrative Procedure (the "Administrative Procedure") attached as Annex II to the Distribution Agreement dated __________, 1999 among the Company, Lehman Brothers, Credit Suisse First Boston; Banc One Capital Markets, Inc. and First Union Capital Markets, provided, however, that in no event shall any Security have a term of less than nine months or more than 40 years;

            (4) the Notes may bear interest at a fixed rate (any such Note being hereinafter a "Fixed Rate Note"), or they may bear no interest. There shall be determined by the proper officers of the Company and communicated to the Trustee by Company Order, or by the proper officers of the Company pursuant to the Administrative Procedure, at the time of sale of the Notes, the interest rate or rates (including the interest rate, if any, on overdue principal, premium or interest, if any), applicable to such Fixed Rate Notes and interest shall accrue on any Notes from the Original Interest Accrual Date specified and defined in such Notes or the most recent date to which interest has been paid or duly provided for; the


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Interest Payment Dates on the Notes shall be determined at the time of sale of the Notes by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedure, and the regular record date with respect to each such Interest Payment Date shall be the date 15 calendar days immediately preceding such Interest Payment Date (whether or not a Business Day);

            (5) the corporate trust office of First Union Trust Company, National Association in Wilmington, Delaware shall be the place at which the principal of and premium, if any, and interest, if any, on the Notes at maturity shall be payable upon presentment, interest prior to maturity to be paid as specified in the form of Note attached hereto, and First Union Trust Company, National Association shall be the Security Registrar and a Paying Agent for the Notes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificate supplemental to this Officer's Certificate, any such place or the Security Registrar or such Paying Agent; and provided, further, that the Company reserves the right to designate, by one or more Officer's Certificates supplemental to this Officer's Certificate, its principal corporate office in Wilmington, Delaware as any such place or itself as the Security Registrar;

            (6) the Notes shall be redeemable in whole or in part, at the option of the Company as and to the extent determined at the time of sale of the Notes by the proper officers of the Company and communicated to the Trustee by Company Order or determined by the proper officers of the Company pursuant to the Administrative Procedure;

            (7) the terms of any sinking fund and the obligation, if any, of the Company to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which the price or prices at which, and the terms and conditions upon which, such Notes thereof shall be redeemed or purchased, in whole or in part, pursuant to such obligation shall be determined at the time of sale of the Notes by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedure;

            (8) the Notes shall be issued in denominations of $1,000 and any integral multiple thereof;

            (9) (inapplicable);

            (10) (See Part II);

            (11) (inapplicable);

            (12) (inapplicable);

            (13) (inapplicable);

            (14) (inapplicable);

            (15) the Notes shall be substantially in the form of Fixed Rate Note attached hereto as


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Exhibit A and hereby authorized and approved and shall have such further terms as set forth in such form;

            (16) (inapplicable);

            (17) the Securities are initially to be issued in global form, registered in the name of Cede & Co., as nominee for The Depository Trust Company (the "Depository"). Such Notes shall not be transferable or exchangeable, nor shall any purported transfer be registered, except as follows:

                  (i) such Notes may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by such nominee to the Depository, or by the Depository to another nominee thereof, or by any nominee of the Depository to any other nominee thereof, or by the Depository or any nominee thereof to any successor securities depositary or any nominee thereof; and

                  (ii) such Notes may be exchanged for definitive Notes
            registered in the respective names of the beneficial holders thereof, and thereafter shall be transferable without restriction, if:

                        (A) the Depository, or any successor securities
                  depositary, shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as depository with respect to such Notes and the Trustee shall not have been notified by the Company within (90) ninety days of the identity of a successor securities depositary with respect to such Notes;

                        (B) the Company shall have delivered to the Trustee a
                  Company Order to the effect that such Notes shall be so exchangeable on and after a date specified therein; or

                        (C) (I) an Event of Default shall have occurred and be
                  continuing, (II) the Trustee shall have given notice of such Event of Default pursuant to Section 6.05 of the Indenture and
                  (III) there shall have been delivered to the Company and the Trustee an Opinion of Counsel to the effect that the interests of the beneficial owners of such Notes in respect thereof will be materially impaired unless such owners become Holders of definitive Notes;

it being understood that any such registration of transfer or exchange shall be effected in accordance with Section 2.08 of the Indenture.

            (18) inapplicable; no service charge shall be made for the registration of transfer or exchange of the Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange; and

            (19) (inapplicable); and

            (20) See Part II.


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                                     PART II

            Set forth below in this Part II are additional terms of the Medium-Term Notes, Series A-, as contemplated by clause (20) in the second paragraph of Section 2.01 of the Indenture.

            (a) the Notes shall have such further terms as are set forth in the form of Fixed Rate Note attached hereto as Exhibit A;

            (b) if the Company shall make any deposit of money and/or U.S. Government Obligations with respect to any Notes, or any portion of the principal amount thereof, as contemplated by Section 7.01 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 7.01 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

            (i) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional U.S. Government Obligations (meeting the requirements of Section 7.01 or the Indenture), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or U.S. Government Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Notes or portions thereof, all in accordance with and subject to the provisions of said Section 7.01; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing showing the calculation thereof (which shall be obtained at the expense of the Company); or

            (ii) an Opinion of Counsel to the effect that the Holders of such Notes, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected; and

            (c)(i) So long as any of the Notes shall remain outstanding, the Company shall not create, issue, incur or assume any Secured Debt without the consent of the Holders of a majority in principal amount of the outstanding Securities of all series (including the Notes) with respect to which this covenant is specified as contemplated by Section 2.01, considered as one class (all such Securities being hereinafter called the "Benefitted Securities").

            (ii) The provisions of clause (c)(i) above shall not prohibit the creation, issuance, incurrence or assumption of any Secured Debt if either

            (A) the Company shall make effective provision whereby all Benefitted Securities then


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      outstanding shall be secured equally and ratably with such Secured Debt;
      or

            (B) the Company shall deliver to the Trustee bonds, notes or other evidences of indebtedness secured by the Lien which secures such Secured Debt (hereinafter called "Secured Obligations") (I) in an aggregate principal amount equal to the aggregate principal amount of the Benefitted Securities then outstanding, (II) maturing (or being subject to mandatory redemption) on such dates and in such principal amounts that, at each stated maturity of the outstanding Benefitted Securities, there shall mature (or be redeemed) Secured Obligations equal in principal amount to the Securities then to mature and (III) containing, in addition to any mandatory redemption provisions applicable to all Secured Obligations outstanding under such Lien and any mandatory redemption provisions contained therein pursuant to clause (II) above, mandatory redemption provisions correlative to the provisions, if any, for the mandatory redemption (pursuant to a sinking fund or otherwise) of the Benefitted Securities or for the redemption thereof at the option of the Holder, as well as a provision for mandatory redemption upon an acceleration of the maturity of all outstanding Benefitted Securities following an Event of Default (such mandatory redemption to be rescinded upon the rescission of such acceleration); it being expressly understood that such Secured Obligations (X) may, but need not, bear interest, (Y) may, but need not, contain provisions for the redemption thereof at the option of the issuer, any such redemption to be made at a redemption price or prices not less than the principal amount thereof and (Z) shall be held by the Trustee for the benefit of the Holders of all Benefitted Securities from time to time outstanding subject to such terms and conditions relating to surrender to the Company, transfer restrictions, voting, application of payments of principal and interest and other matters as shall be set forth in an indenture supplemental hereto specifically providing for the delivery to the Trustee of such Secured Obligations.

      (iii) If the Company shall elect either of the alternatives described in clause (c)(ii) above, the Company shall deliver to the Trustee:

            (A) an indenture supplemental to the Indenture (I) together with appropriate inter-creditor arrangements, whereby all Securities then outstanding shall be secured by the Lien referred to in clause (c)(ii) above equally and ratably with all other indebtedness secured by such Lien or (II) providing for the delivery to the Trustee of Secured Obligations;

            (B) an Officer's Certificate (I) stating that, to the knowledge of the signer, (1) no Event of Default has occurred and is continuing and (2) no event has occurred and is continuing which entitles the secured party under such Lien to accelerate the maturity of the indebtedness outstanding thereunder and (II) stating the aggregate principal amount of indebtedness issuable, and then proposed to be issued, under and secured by such Lien;

            (C) an Opinion of Counsel (I) if the Benefitted Securities then outstanding are to be secured by such Lien, to the effect that all such Securities then outstanding are entitled to the benefit of such Lien equally and ratably with all other indebtedness outstanding under such Lien or (II) if Secured Obligations are to be delivered to the Trustee, to the effect that such Secured Obligations have been duly issued under such Lien and constitute valid obligations, entitled to the benefit of such Lien equally and ratably with all other indebtedness then outstanding under such Lien.


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      (iv) For all purposes of this clause (c), except as otherwise expressly provided or unless the context otherwise requires:

            "Debt", with respect to any person, means (A) indebtedness of such person for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which such person is obligated to repay such borrowed money and (B) any guaranty by such person of any such indebtedness of another person. "Debt" does not include, among other things, (X) indebtedness of such person under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services, (Y) obligations of such person under any lease agreement (including any lease intended as security), whether or not such obligations are required to be capitalized on the balance sheet of such person under generally accepted accounting principles, or (Z) liabilities secured by any Lien on any property owned by such person if and to the extent that such person has not assumed or otherwise become liable for the payment thereof.

            "Lien" means any lien, deed of trust, pledge or security interest.

            "Secured Debt", with respect to any person, means Debt created, issued, incurred or assumed by such person which is secured by a Lien upon any shares of stock of Delmarva Power & Light Company or Atlantic City Electric Company, whether owned at the date of the initial authentication and delivery of the Notes, or thereafter acquired.

            (d) The Company shall be released and discharged from all obligations on the Notes and under the Indenture in respect of the Notes if:
(i) no Event of Default, or event which with the passage of time or the giving of required notice, or both would become an Event of Default, has occurred and is continuing; (ii) a subsidiary of the Company assumes such obligations by delivering to the Trustee and to the Company a supplemental indenture satisfactory in form and substance to the Trustee pursuant to which such subsidiary (a) assumes, on a full recourse basis, the Company's obligations on the Notes and the obligations under the Indenture relating to the Notes, and (b) agrees that any covenants made by the Company with respect to the Notes will become solely covenants of, and shall relate to, such subsidiary; and (iii) at the time of such assumption the Company executes a guarantee in form and substance satisfactory to the Trustee pursuant to which the Company will fully and unconditionally guaranty the payment of the obligations of the assuming subsidiary on the Notes and on the Indenture relating to the Notes, including without limitation, payment, as and when due, of the principal of and premium, if any, and interest, if any, on the Notes.

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            IN WITNESS WHEREOF, I have executed this Officer's Certificate this
___ day of ____, 1999.



                                          -----------------------------------
                                          Name:
                                          Title:



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